UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

ZALE CORPORATION
(Name of Registrant as Specified In Its Charter)

SIGNET JEWELERS LIMITED
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 22, 2014, Signet Jewelers Limited (“Signet”) issued the following press release:

Signet Reiterates Commitment to $21.00 Per Share Purchase Price for Zale
and Encourages Zale Stockholders to Vote in Favor of the Transaction

Signet is Pleased with its Continued Strong Performance and Announces Standalone Value Creation Plan Should the Transaction Not Be Approved

HAMILTON, BERMUDA—(Marketwire)—05/22/14—Signet Jewelers Limited (NYSE:SIG)(LSE:SIG) today reiterated its commitment to its $21.00 per share purchase price for Zale Corporation’s  outstanding  common stock as set forth in the merger agreement between the two companies.

Mike Barnes, Chief Executive Officer of Signet stated, “We are pleased that Institutional Investor Services (ISS) has recommended for our planned acquisition of Zale.  Signet remains firmly committed to the transaction at the agreed upon $21.00 per share purchase price.  We believe the merger consideration reflects the full and fair value for Zale common stock based on our extensive due diligence on the company and our detailed understanding of the risks and challenges associated with, and additional substantial investment required for, Zale to continue to deliver improved results relative to its history both in the near and long term.  We continue to urge all Zale stockholders to vote in favor of the transaction at the Zale special meeting of stockholders on May 29, 2014.”

The merger consideration of $21.00 per share represents a substantial 41% premium for Zale over its closing price on February 18, 2014, the last day of trading prior to the announcement of the transaction, and an 85% premium over the volume weighted average closing price of Zale’s common stock for the twelve-month period ended February 18, 2014.  The transaction values Zale at a sizable enterprise value to last twelve months Jan-14 EBITDA multiple of 18.5x.  Additionally, Signet notes that there are significant risks and challenges associated with Zale remaining an independent company and that no other party has expressed interest or come forward to propose an alternative acquisition of Zale.

Regardless of the outcome of the Zale stockholder vote on May 29, 2014, Signet is acutely focused on its own business and continuing to deliver excellent results for its shareholders, as demonstrated by the Fiscal 2015 First Quarter results released today.  Signet’s best-in-class operations and proprietary business practices continue to drive performance both in terms of sales growth and profitability relative to its competitors.  Additionally, if the Zale transaction is not approved by Zale stockholders, Signet is committed to identifying additional ways to deliver maximum value to Signet shareholders, including through strategies such as:

●	Securitization of Signet’s receivables portfolio: Signet intends to continue with its announced $600 million receivables securitization program on a standalone basis

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Leveraging Signet’s balance sheet and optimizing its corporate structure: Signet intends to add incremental leverage on a standalone basis while maintaining its commitment to investment grade ratings.  In addition, Signet also intends to optimize its corporate structure to enhance its free cash flow yield

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Increased Signet stock repurchases: Signet intends to use proceeds from new debt issuances and the securitization of its receivables portfolio to increase the repurchase  of its common stock in a meaningful way

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Disciplined approach to value-enhancing acquisitions: In the absence of the Zale acquisition, Signet will continue to seek strategic and value accretive acquisitions, while at the same time exercising financial discipline

Signet remains committed to consummating the transaction with Zale at the agreed upon purchase price of $21.00 per share and recommends that all Zale stockholders vote in favor of the transaction.  Upon receipt of stockholder approval on May 29th, Signet intends to close the transaction on the same day.

Safe Harbor for Forward Looking Statements

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements, based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this release and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to general economic conditions, risks relating to Signet being a Bermuda corporation, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to consumer credit, seasonality of Signet’s business, financial market risks, deterioration in consumers’ financial condition, exchange rate fluctuations, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, the ability to complete the acquisition of Zale, the ability to obtain Zale stockholder approval, the potential impact of the announcement and consummation of the Zale acquisition on relationships, including with employees, suppliers, customers and competitors and any related impact on integration and anticipated synergies, the impact of stockholder litigation with respect to the Zale acquisition, and our ability to successfully integrate Zale’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially, see the “Risk Factors” section of Signet’s Fiscal 2014 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 27, 2014.  Actual results may differ materially from those anticipated in such forward-looking statements.  Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Zale by Signet. In connection with the proposed acquisition, Zale has filed relevant materials with the SEC, including Zale’s definitive proxy statement. Zale stockholders are urged to read all relevant documents filed with the SEC, including Zale's proxy statement, because they contain important information about the proposed transaction and the parties to the proposed transaction. Investors and security holders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, or for free from Zale by contacting Zale Investor Relations by phone at (972) 580-4391 or by email at ir@zalecorp.com.
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Participants in the Solicitation

Signet, Zale and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Zale stockholders in favor of the proposed transaction. Information about Signet’s directors and executive officers is set forth in Signet’s Proxy

Statement on Schedule 14A for its 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2014. Information about Zale's directors and executive officers is set forth in Zale’s Proxy Statement on Schedule 14A for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on October 2, 2013, and its Annual Report on Form 10-K for the fiscal year ended July 31, 2013, which was filed with the SEC on September 27, 2013. Information concerning the interests of Zale's participants in the solicitation, which may, in some cases, be different than those of Zale's stockholders generally, is set forth in the materials filed by Zale with the SEC, including the proxy statement relating to the proposed transaction.